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                                                                     Exhibit 1.1

                          SOUTHERN INVESTMENTS UK PLC

                            UNDERWRITING AGREEMENT

           FOR PURCHASE OF ___% SENIOR NOTES DUE 2006 OF THE COMPANY


          Lehman Brothers Inc.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          J.P. Morgan Securities Inc.
          c/o Lehman Brothers Inc.
          as representative of the
          several Underwriters named
          in Schedule I hereto
          3 World Financial Center
          200 Vesey Street
          New York, New York  10285

          Ladies and Gentlemen:

                    Southern Investments UK plc, a public limited liability company incorporated under the Companies Act 1985 in England and Wales (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I (the "Underwriters") $______________ aggregate principal amount of ___% Senior Notes due 2006 (the "Senior Notes") of the Company. The Senior Notes will be issued pursuant to the provisions of an Indenture to be dated as of _______________, 1996 (the "Indenture") between the Company and Bankers Trust Company, as Trustee (the "Trustee").

                    1. Registration Statement and Prospectus: The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (Registration No. 333-09033) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Senior Notes. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Senior Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means (a) the prospectus in the form included in the Registration Statement, (b) if
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          the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b), or (c) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Senior Notes that is filed pursuant to Rule 424(b) under the Act together with the Preliminary Prospectus identified therein that such Term Sheet supplements. "Term Sheet" means any term sheet that satisfies the requirements of Rules 434 and 424(b) under the Act. Any reference in this Agreement to the "date" of a prospectus that includes a Term Sheet means the date of such Term Sheet. The term "Preliminary Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial public filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

                    2. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Underwriters, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Company, the respective principal amounts of Senior Notes set opposite their names in Schedule I at the purchase price of [ ]% of the principal amount thereof, plus accrued interest, if any, from __________, 1996.

                    3. Offering by the Underwriters: The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Senior Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and to offer the Senior Notes upon the terms set forth in the Prospectus.

                    4. Payment and Delivery: Payment for the Senior Notes shall be made to the Company or its order in federal funds or in other funds which are, as shown by written evidence satisfactory to the Company, immediately available at the time of purchase, at the office of [_________________] (or at such other place as may be agreed upon by you and the Company), upon the delivery of the Senior Notes to you for the respective accounts of the Underwriters against receipt therefor signed by you on behalf of yourself and as agent for the other Underwriters. Such payment and delivery shall be made at 10 a.m. New York Time on ________________ (the "Closing Date") (or at such other time or on such other day as may be agreed upon by you and the Company), unless postponed in accordance with the provisions of
          Section 9 hereof.

                    The Senior Notes shall be registered in such name or names and in such denominations as you may request not later than 10 a.m. New York Time on at least two business days prior to the Closing Date, or, if no such request is received, in the names of the respective Underwriters in denominations selected by the Company. If you shall request that any of the Senior Notes be registered in a name or names other than that of the Underwriter agreeing to purchase such Senior Notes, such Underwriter shall pay any transfer taxes resulting from such

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          request.  The Company agrees to make the Senior Notes available for inspection by you at the office of the Trustee at least 24 hours prior to the Closing Date. In the event that it becomes necessary to make initial delivery of the Senior Notes in temporary form, such Senior Notes will be exchangeable at said office of the Trustee, upon request, for definitive fully registered Senior Notes of authorized denominations without charge to the holders thereof as soon as is reasonably practicable.

               5. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Company herein contained and to the following other conditions:

                    (a) That the legal opinions provided for in Sections 5(b)(1)
               and (2) hereof shall be satisfactory in form and substance to Shearman & Sterling, counsel to the Underwriters.

                    (b) That, at the time of purchase, you shall be furnished
               the following opinions and letter and copies or signed counterparts thereof for each of the Underwriters, with such changes therein as may be agreed upon by the Company and you:

                         (1) Opinion of Troutman Sanders LLP, of Atlanta,
                    Georgia, counsel to the Company, substantially in the form attached hereto as Exhibit 1.

                         (2) Opinion of Allen & Overy, of London, England,
                    substantially in the form attached hereto as Exhibit 2.

                         (3) Opinion of Shearman & Sterling, of New York, New
                    York, substantially in the form attached hereto as Exhibit
                    3.

                         (4) Opinion of Sewerd & Kissel, of New York, New York,
                    substantially in the form attached hereto as Exhibit 4.

                         (5) Letters dated the date hereof from Arthur Andersen
                    LLP and Ernst & Young, substantially in the forms attached hereto as Exhibit 5 and Exhibit 6, respectively, and a letter dated as of the Closing Date from Arthur Andersen LLP, substantially in the form attached hereto as Exhibit 7.

                    (c) That no amendment or supplement to the registration statement or prospectus filed subsequent to the time this agreement becomes effective shall be unsatisfactory in form to the Underwriters or shall contain information (other than with respect to an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) which, in your reasonable judgment, shall materially impair the marketability of the Senior Notes.

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                    (d)  That, prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened.

                    (e) That, prior to the time of purchase, there shall have been no material adverse change in the business, properties or financial condition of the Company from that set forth in or contemplated by the Prospectus, and that the Company shall, at the time of purchase, have delivered to you a certificate to such effect of an executive officer of the Company. For the purposes of this condition, the sale by the Company of, or its failure to sell, any issue of other securities shall not be deemed to be such a change.

                    (f) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or prior to the time of purchase by the terms hereof.

               6. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                    (a) If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file with the Commission (i) if the Company relies on Rule 434 under the Act, a Term Sheet relating to the Senior Notes, that identifies the Preliminary Prospectus that it supplements and contains such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (2) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required or by Rule 430A or permitted by Rule 424(b) under the Act. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

                    (b) As soon as the Company is advised thereof, to advise you and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement or Prospectus, or of the issue of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be issued by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

                    (c) To deliver to the Underwriters, without charge during such period of time (not exceeding nine months after this agreement becomes effective) as the Underwriters are required by law to deliver a prospectus, as many copies of the Preliminary Prospectus and the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as you may reasonably request; and, in

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               case any Underwriter is required by law to deliver a prospectus after the expiration of nine months after the date this agreement becomes effective, to furnish to such Underwriter, upon your request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Securities Act.

                    (d) During such period of time after the date this agreement becomes effective as the Underwriters are required by law to deliver a prospectus, to file timely all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

                    (e) To furnish to you one manually signed copy of the Registration Statement as initially filed with the Commission and all amendments thereto (in each case, exclusive of exhibits), and to furnish to you sufficient plain copies of said registration statement and all amendments thereto (exclusive of exhibits) for distribution of two each, and all said documents incorporated therein as of the time of purchase (exclusive of exhibits) for distribution of one each, to the other Underwriters.

                    (f) For such period of time (not exceeding nine months) after the date this agreement becomes effective as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to amend or supplement the Prospectus by preparing and furnishing, at its own expense, to the Underwriters and to dealers (whose names and addresses are furnished to the Company by you) to whom Senior Notes may have been sold by you on behalf of the Underwriters and, upon request, to any other dealers making such request, either amendments to the Prospectus or supplements thereto so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading.

                    (g) To make generally available to the Company's security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of at least twelve months beginning with the first day of the month immediately following the effective date of the Registration Statement as defined in Rule 158(c) under the Securities Act, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                    (h) To cooperate with the Underwriters to qualify the Senior Notes for offer and sale under the securities or blue sky laws of such United States jurisdictions as you may reasonably request and to pay filing fees, reasonable attorneys' fees and disbursements in connection therewith in an amount not exceeding $15,000 in the aggregate (including filing fees and disbursements paid or incurred prior to the date this agreement becomes effective), provided, however, that the Company shall not be

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               required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

                    (i) To pay expenses, fees and taxes (other than transfer taxes) in connection with (1) the preparation and filing of the Registration Statement, Preliminary Prospectus and Prospectus,
               (2) the preparation, execution, filing and recording of the indenture pursuant to which the Senior Notes are to be issued,
               (3) the issue and delivery of the Senior Notes to the Underwriters, and (4) the furnishing of the opinions, letter and certificates referred to in Section 5 hereof upon the terms and in the amounts agreed pursuant to separate agreements; provided, however, that the Underwriters shall be solely responsible to pay the fees and expenses of counsel to the Underwriters, and the Company shall not be liable to reimburse the Underwriters for such fees and expenses.

                    (j) If the Underwriters shall not take up and pay for the Senior Notes due to the failure of the Company to comply with any of the conditions specified in Section 5 hereof, to reimburse the Underwriters for their reasonable out-of-pocket expenses, in an amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this Agreement.

               7.  Warranties of and Indemnity by the Company:

                    (a) The Company warrants and represents to each of the Underwriters that:

                         (i) Each Preliminary Prospectus, when filed with the Commission, conformed in all material respects to the requirements of the Act and the Rules and Regulations; and, when the Registration Statement became or becomes effective and at all times subsequent thereto up to and including the Closing Date, the Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and none of the Registration Statement, nor any amendment thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and none of the Prospectus or any Preliminary Prospectus (or any supplement thereto) as of their respective dates included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by, or through you on behalf




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                    of, any Underwriter for use in the Registration Statement,
                    any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.

                         (ii) The consummation of the transactions herein contemplated and the performance by the Company of the terms of this agreement will not violate any of the terms, conditions or provisions of, or constitute a default under, any indenture or other material contract or agreement to which the Company is now a party or the charter or by-laws of the Company or any order of any court or administrative agency entered in any proceedings to which the Company is now a party the violation of which would have a material adverse effect on the Company's ability to pay the principal or interest on the Senior Notes.

                    (b) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Preliminary Prospectus (if used prior to the effective date of the registration statement), or in the Registration Statement, or in the Prospectus, in the Prospectus as so amended or supplemented (provided that, if such Prospectus or such Prospectus as amended or supplemented is used after the expiration of the period of time specified in Section 6(f) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a)(3) of the Securities Act), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission which was made in such Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by, or through you on behalf of, any Underwriter for use therein and except that this indemnity with respect to a Preliminary Prospectus, and with respect to the Prospectus if the Company shall have furnished any amendment or supplement thereto, shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of Senior Notes to any person if a copy of the Prospectus, as the same may then be amended or supplemented, shall not have been sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved. Each Underwriter agrees, within ten days after the receipt by it of notice of the commencement of any action in respect of

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               which indemnity may be sought by it, or by any person controlling it, from the Company on account of its agreement contained in this Section 7(b), to notify the Company in writing of the commencement thereof, but the omission of such Underwriter so to notify the Company of any such action shall not release the Company from any liability which it may have to such Underwriter or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 7(b). In case any such action shall be brought against any Underwriter or any such person controlling such Underwriter and such Underwriter shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel, to direct) the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel, any Underwriter or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Underwriter or controlling person unless the employment of such counsel has been authorized in writing by the Company in connection with defending such action.

               The Company's indemnity agreement contained in this Section 7(b), and its covenants, warranties and representations contained in this agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive the delivery of and payment for the Senior Notes hereunder.

               8.  Warranties of and Indemnity by Underwriters:

                    (a) Each Underwriter warrants and represents to the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter that the information furnished in writing to the Company by, or through you on behalf of, such Underwriter for use in the Registration Statement, any Preliminary Prospectus or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

                    (b) Each Underwriter agrees to indemnify and hold harmless the Company, its directors and such of its officers as shall have signed the Registration Statement, and each other Underwriter and each person, if any, who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 7(b) hereof, but only with respect to untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or the Prospectus as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through you on behalf of, such Underwriter for use therein.

               The indemnity agreement on the part of each Underwriter contained in this Section 8(b), and the warranties and representations of such Underwriter contained in this Agreement, shall

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          remain in full force and effect regardless of any investigation made by or on behalf of the Company or other Underwriter or controlling person, and shall survive the delivery of and payment for the Senior Notes hereunder.

               9. Substitution of Underwriters: If any Underwriter under this Agreement shall fail or refuse (whether for some reason sufficient to justify, in accordance with the terms hereof, the termination of its obligations to purchase or otherwise) to purchase the principal amount of the Senior Notes which it has agreed to purchase, the Company shall immediately notify you and you may, within 24 hours of receipt of such notice, procure some other responsible party or parties satisfactory to the Company, who may include one or more of the remaining Underwriters, to purchase or agree to purchase such principal amount of the Senior Notes on the terms herein set forth; and, if you shall fail to procure a satisfactory party or parties to purchase or agree to purchase such principal amount of the Senior Notes on such terms within such period after the receipt of such notice, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such principal amount of the Senior Notes on the terms herein set forth.
          In any such case, either you or the Company shall have the right to postpone the Closing Date for a period not to exceed five full business days from the date set forth in Section 4 hereof, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If you shall fail to procure a satisfactory party or parties to purchase or agree to purchase such principal amount of the Senior Notes, and if the Company also does not procure another party or parties to purchase or agree to purchase such principal amount of the Senior Notes, as above provided, then this agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent, if any, provided in Section 6(j) hereof), nor shall any Underwriter (other than a Underwriter who shall have failed or refused to purchase Senior Notes without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company.

               10. Termination of Agreement: This Agreement may be terminated at any time prior to the time of purchase by you with the consent of Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Senior Notes, if, after this agreement becomes effective and prior to the time of purchase, (i) trading in securities on the New York Stock Exchange shall have been generally suspended, (ii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by the Commission or by the New York Stock Exchange, (iii) a general banking moratorium shall have been declared by federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency affecting the United States, in any such case provided for in clauses
          (i) through (iv) with the result that, in your reasonable judgment, the marketability of the Senior Notes shall have been materially impaired.

               If you elect to terminate this Agreement, as provided in this
          Section 10, the Company and



                                       9
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          each other Underwriter shall be notified promptly by you by telephone, confirmed in writing. If this agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Senior Notes to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this agreement (except that the Company shall remain liable to the extent provided in Section 6(j) hereof) and the Underwriters (other than a defaulting Underwriter) shall be under no liability to the Company nor be under any liability under this agreement to one another.

               11. Notices: All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following addresses: if to the Underwriters or to you, to you at [address], and, if to the Company, to the Company at [address].

               12. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company, its directors and such of its officers as shall have signed the Registration Statement, and the controlling persons, if any, referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators, and, subject to the provisions of Section 9 hereof, no other person shall acquire or have any right under or by virtue of this agreement.

               13. Applicable Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity pursuant to Section 7 or 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

               14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

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               Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                         Very truly yours,

                                         SOUTHERN INVESTMENTS UK
                                          PUBLIC LIMITED COMPANY



                                        By______________________________________
                                          Name:_________________________________
                                          Title:________________________________



          Confirmed as of the date
          first above mentioned

          Lehman Brothers Inc.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          J.P. Morgan Securities Inc.

          By: LEHMAN BROTHERS INC.

          By:________________________________
           Name:_____________________________
           Title:____________________________
          On behalf of themselves and
          the other several Underwriters
          named in Schedule I hereto.

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                                   SCHEDULE I

                                  Underwriters


                                                        Principal Amount
                                                        of the Senior Notes  to
                                                        be Purchased
          Underwriters                                  ------------
          ------------

          Lehman Brothers Inc...................................
          Merrill Lynch, Pierce Fenner & Smith Incorporated.....
          J.P. Morgan Securities Inc............................


                                                        ____________

          Total Principal Amount................................

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